EXHIBIT 32a
Certification by the Chief Executive Officer Pursuant to 18 U. S. C. Section 1350, as
Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. Section 1350, I, Christopher Boerner, hereby certify that, to the best of my knowledge, Bristol-Myers Squibb Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 (the "Report"), as filed with the Securities and Exchange Commission on October 30, 2025, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bristol-Myers Squibb Company.

/s/ Christopher Boerner, Ph.D.
Christopher Boerner, Ph.D. Chair of the Board and Chief Executive Officer
October 30, 2025

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this written statement required by Section 906 has been provided to Bristol-Myers Squibb Company and will be retained by Bristol-Myers Squibb Company and furnished to the Securities and Exchange Commission or its staff upon request.